Exhibit 99.1

Axon Director Dr. Richard Carmona Spearheads Shareholder-Friendly Governance Proposals; Concludes 15 Years of Board Service

Virtual ESG Roadshow successfully gathers institutional feedback from about 30% of Axon ownership

SCOTTSDALE, Ariz. January 31, 2022 —Axon (NASDAQ: AXON), the global leader in connected public safety technologies, today announced that Dr. Richard Carmona, the 17th US Surgeon General, will be retiring from Axon’s board after 15 years of serving as a director. He will stay on through the spring 2022 shareholder meeting to oversee Axon’s implementation of several important governance changes.

“Dr. Carmona has been a tremendous contributor to Axon, is an extraordinarily accomplished person in his own right and a wonderful human being,“ Axon CEO Rick Smith said. ”We’re grateful for his leadership through these governance changes, his recent hands-on guidance helping Axon manage through a global pandemic, and his years of outstanding service.“

“We’ve done so much great work together since I joined in 2007, when the company was still TASER International,” Dr. Carmona said. “As I reflect not only on Axon’s tremendous executional success, but real lives saved and communities supported, I feel grateful to have helped guide such an important mission. I have no doubt Axon’s success and growth will continue.”

Environmental, Social & Governance (ESG) Roadshow Results:

Axon directors and management met virtually with shareholders via an ESG roadshow from October 2021 through January 2022. The company received feedback from institutions representing about 30%(1) of shares outstanding, as well as institutions that have not yet taken meaningful positions.

“We are committed to being best-in-class in everything we do. We sought to identify corporate governance changes that will create value and advance our strategic vision,” CEO Smith said. “Listening tours are a part of the Axon leadership culture — whether they be with chiefs of police, customers, employees, or shareholders.”

“We appreciate those shareholders who engaged in a dialogue with us and took the time to provide feedback,” CFO Jawad Ahsan said. “The format of the governance roadshow allowed for rich and meaningful discussions on these important topics, and the changes we are proposing today reflect the importance we place on hearing our shareholders. We are proud to recommend these governance changes and drive Axon forward as a thought leader in corporate governance and ESG.”

As a result of shareholder feedback, Axon is moving forward with the following initiatives that aim to lead in corporate governance:

1.	Proposal to declassify the board: Currently, shareholders elect Axon directors to serve three-year terms. Declassifying, also known as de-staggering, would allow shareholders to vote annually on each board member. Axon will be recommending that shareholders vote to approve an amendment to Axon’s charter to declassify the board at its 2022 annual shareholder meeting.

2.	Majority voting standard: Axon’s board has amended its bylaws to move from a plurality voting standard to a majority voting standard in uncontested elections. Under the new standard, an uncontested director must receive a majority of the votes properly cast for and against such nominee, and if they do not, they must tender their resignation for board consideration.

3.	Grant proxy access to shareholders: Axon’s board approved moving forward with adoption of a proxy access provision that will allow up to 20 shareholders who aggregate 3% of Axon shares for 3 years or longer, to be able to run their own board candidates for shareholder approval during Axon’s annual proxy season, without having to draft and issue their own separate proxy. This provision will be adopted in the event of shareholder approval of a declassified board.

4.	Lower ownership threshold to call special shareholder meetings: Axon’s board has amended its bylaws to reduce the ownership threshold for shareholders to call a special meeting, to 25% of shares outstanding. Previously, the threshold required a majority of shares outstanding.

(1) Based on shares of Axon common stock beneficially owned as of September 30, 2021 or December 31, 2021, as reported by the filer on the most recent Schedule 13G/A or Schedule 13F filed with the Securities and Exchange Commission, and Axon’s most recently reported outstanding share count of 68.5 million as of November 10, 2021.

Other matters:

Finally, Axon gathered feedback on several other topics including sustainability reporting and compensation matters. For example, shareholders expressed support for tying executive compensation, and broader company-wide compensation, to hitting transformative ESG and corporate responsibility goals aligned with our unique mission to protect life. We are working to incorporate more areas of feedback and refine these concepts and look forward to sharing more.

For additional detail on Axon’s Environmental, Social & Governance (ESG) efforts, we encourage you to read through our 2021 ESG/CSR report, which covers a variety of topics including TASER device safety, how our products support UN Sustainable Development goals, information security and data privacy (including on body camera videos), information about our AI Ethics Board, employee wellness and diversity, and governance.

For more information, please contact

Angel Ambrosio

Senior Manager of Investor Relations & ESG

Aambrosio@axon.com

Axon, the Delta Logo and TASER are trademarks of Axon Enterprise, Inc., some of which are registered in the US and other countries. For more information visit www.axon.com/legal. All rights reserved.

Proxy Statement Information

Axon plans to file with the Securities and Exchange Commission (the "SEC"), and furnish to its shareholders, a proxy statement in connection with its 2022 Annual Meeting of Shareholders (the “Annual Meeting”), which is expected to include the contemplated proposal to declassify its board of directors (the “Declassification Proposal”).  The proxy statement will contain important information about the Declassification Proposal as well as other matters. SHAREHOLDERS OF AXON ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AXON AND THE DECLASSIFICATION PROPOSAL. Shareholders will be able to obtain free copies of these documents and other relevant documents filed with the SEC by Axon through the website maintained by the SEC at www.sec.gov. In addition, shareholders will be able to obtain free copies of these documents from Axon by contacting the Company's Investor Relations by email at ir@axon.com, or by going to the Company's Investor Relations page on its website at investor.axon.com.

Participants in the Solicitation

The directors and executive officers of Axon may be deemed to be participants in the solicitation of proxies from the shareholders of Axon in connection with the Declassification Proposal. The following directors and executive officers of the Company are participants in the Company’s solicitation: Michael Garnreiter, Director, Hadi Partovi, Director, Mark W. Kroll, Director, Dr. Richard Carmona, Director, Dr. Matthew McBrady, Director, Julie Anne Cullivan, Director, Caitlin Kalinowski, Director, Adriane Brown, Director, Patrick W. Smith, Director and Chief Executive Officer, Luke S. Larson, President, Jawad Ahsan, Chief Financial Officer, Jeffrey Kunins, Chief Product Officer and EVP of Software, and Josh M. Isner, Chief Revenue Officer. None of such participants owns in excess of 1% of the Company's common stock except for Mr. Smith. Mr. Smith beneficially owns 5% of the Company’s outstanding common stock. Information about the Company’s directors and executive officers is available in Axon’s proxy statement filed with the SEC on April 12, 2021 with respect to Axon’s 2021 Annual Meeting of Shareholders, as supplemented. To the extent holdings of Axon’s securities by such directors or executive officers have changed since the amounts set forth in such proxy statement, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership of Securities on Form 4 filed with the SEC. Additional information regarding the interests of participants in the solicitation of proxies in respect of the Annual Meeting will be included in the proxy statement for the 2022 Annual Meeting.

Forward-looking statements

This press release contains forward-looking statements including, intentions to move forward with certain governance initiatives.

We cannot guarantee that any forward-looking statement will be realized.  The following important factors could cause actual results to differ materially from those in the forward-looking statements: the potential global impacts of the COVID-19 pandemic; our exposure to cancellations of government contracts due to appropriation clauses, exercise of a cancellation clause, or non-exercise of contractually optional periods; our ability to design, introduce and sell new products or features; our ability to defend against litigation and protect our intellectual property, and the resulting costs of this activity; our ability to manage our supply chain and avoid production delays, shortages and impacts to expected gross margins; the impact of stock compensation expense, impairment expense, and income tax expense on our financial results; customer purchase behavior, including adoption of our software as a service delivery model; negative media publicity regarding our products; the impact of product mix on projected gross margins; defects in our products; changes in the costs of product components and labor; loss of customer data, a breach of security, or an extended outage, including by our third party cloud-based storage providers; exposure to international operational risks; delayed cash collections and possible credit losses due to our subscription model; changes in government regulations in the U.S. and in foreign markets, especially related to the classification of our products by the United States Bureau of Alcohol, Tobacco, Firearms and Explosives; our ability to integrate acquired businesses; our ability to attract and retain key personnel; and counter-party risks relating to cash balances held in excess of FDIC insurance limits. Many events beyond our control may determine whether results we anticipate will be achieved. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements. Our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q list various important factors that could cause actual results to differ materially from expected and historical results.  These factors are intended as cautionary statements for investors within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. Readers can find them under the heading "Risk Factors" in the Annual Report on Form 10-K for the fiscal year ended December 31, 2020, its Quarterly Reports on Form 10-Q field with the SEC during 2021, as well as in its subsequent filings with the SEC and investors should refer to them. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

Except as required by law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Form 10-Q, 8-K and 10-K reports to the SEC.